Better Choice Company Reports Record Third Quarter 2021 Financial Results
and Provides Update to Target Store Count for 2022 Launch of Halo Elevate
NEW YORK, NY, November 10, 2021 -- Better Choice Company Inc. (NYSE: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the third quarter ended September 30, 2021.
“We are excited to share our Q3 2021 results with the investor community, which represented a record quarter for Better Choice. In spite of unprecedented supply chain disruptions felt across the consumer-packaged goods industry, we were able to deliver 19% growth in net sales relative to Q3 2020, driven by 43% growth in International sales and 35% growth in E-commerce sales. The $15.9m of gross sales generated in this quarter represents an all-time high for Better Choice, surpassing Q1 2020 (which included COVID-19 stock piling orders) by $1.0m and representing sequential quarterly growth of $2.8m, or 21% relative to Q2 2021. We believe we have created a strong foundation for continued growth through our diverse omni-channel approach, and are excited to continue to drive growth in 2022,” said Scott Lerner, CEO of Better Choice.
“This quarter, our supply chain and logistics team did a fantastic job navigating temporary, macro-economic pressures to margin and supply to satisfy our growing customer demand and has pivoted when needed with one goal in mind – to keep product on the shelf and available for our loyal and growing customer base. In addition, we’ve made significant progress regarding the 2022 launch of Halo Elevate, and are increasing our target store count from 1,500 pet specialty and independent stores to a range of 2,000 to 2,500, anchored by our key launch partners, Pet Supplies Plus and Petco. To support this launch, we have also onboarded two new, state of the art co-manufacturing partners to ensure long-term supply at strong target gross margins. I can confidently say that with the passage of each quarter I am increasingly excited and proud of what our team has been able to accomplish in such a short period of time,” continued Mr. Lerner.
Third Quarter 2021 Operational Updates
•Successfully finalized uplist to the NYSE American Exchange, raising $40m of gross proceeds and automatically converting $23m of debt into common equity upon listing.
•Secured two anchor partnerships for the national launch of Halo Elevate in 2022 – Petco and Pet Supplies Plus – which together represent approximately 1,500 stores.
•Significant incremental investment in marketing and innovation and developing a three-year pipeline of new offerings to drive organic growth.
•Onboarded two new co-manufacturing partnerships for Halo Elevate and Halo Holistic to increase production capacity.
•Realized $4.7m E-commerce sales in Q3, representing 35% quarter-over-quarter growth.
•Realized $4.3m International Sales in Q3, representing 43% quarter-over-quarter growth.
Financial Results for the Third Quarter and Year-to-Date 2021
•Third Quarter 2021 Gross Sales of $15.9m
•Year-to-date 2021 Gross Sales of $42.4m
•Third Quarter 2021 Net Sales of $13.2m
•Year-to-date 2021 Net Sales of $35.0m
•Third Quarter 2021 Loss from Operations of $4.0m
•Year-to-date 2021 Loss from Operations of $12.3m
•Third Quarter 2021 Net loss available to common stockholders of $(3.5)m
•Year-to-date 2021 Net income available to common stockholders of $8.5m
•Third Quarter 2021 Adjusted EBITDA of $(1.4)m
•Year-to-date 2021 Adjusted EBITDA of $(4.2)m

Conference Call and Webcast Information
The Company will host a conference call and audio webcast on Wednesday, November 10, 2021 at 8:30 am (Eastern Time) to answer questions about the Company's operational and financial highlights for the third quarter of 2021.

Event:	Better Choice Third Quarter 2021 Earnings Call
Date:	Wednesday, November 10, 2021
Time:	8:30 a.m. Eastern Time
Live Call:	+1-877-407-4018 (U.S. Toll-Free) or +1-201-689-8471 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1505309&tp_key=4b2e767e8c
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 24, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13724307.
Better Choice Company Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Net sales	$35,019	$33,302	$13,200	$11,135
Cost of goods sold	22,407	20,563	8,762	6,678
Gross profit	12,612	12,739	4,438	4,457
Operating expenses:
General and administrative	11,778	23,158	3,727	3,545
Sales and marketing	9,619	6,847	4,018	2,650
Share-based compensation	3,517	7,047	660	1,543
Total operating expenses	24,914	37,052	8,405	7,738
Loss from operations	(12,302)	(24,313)	(3,967)	(3,281)
Other expense (income):
Interest expense, net	3,148	7,268	79	2,537
(Gain) Loss on extinguishment of debt, net	(457)	88	—	88
Change in fair value of warrant liabilities	(23,463)	(2,118)	(590)	(4,213)
Total other (income) expense, net	(20,772)	5,238	(511)	(1,588)
Net income (loss)	8,470	(29,551)	(3,456)	(1,693)
Preferred dividends	—	103	—	35
Net income (loss) available to common stockholders	$8,470	$(29,654)	$(3,456)	$(1,728)

Weighted average number of shares outstanding, basic	16,799,796	8,134,957	29,466,520	8,160,242
Weighted average number of shares outstanding, diluted	23,685,351	8,134,957	29,466,520	8,160,242
Earnings (loss) per share, basic	$0.48	$(3.65)	$(0.12)	$(0.21)
Earnings (loss) per share, diluted	$0.34	$(3.65)	$(0.12)	$(0.21)

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net income (loss): depreciation and amortization, interest expense, share-based compensation, warrant expense and dividends, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, acquisition related expenses, purchase accounting adjustments, equity and debt offering expenses and other non-recurring expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss), gross margin, and our other GAAP results.
The following table presents a reconciliation of net income (loss), the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:

Better Choice Company Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) available to common stockholders	$8,470	$(29,654)	$(3,456)	$(1,728)
Depreciation and amortization	1,255	1,298	431	432
Interest expense	3,148	7,268	79	2,537
EBITDA	12,873	(21,088)	(2,946)	1,241
Non-cash share-based compensation, warrant expense and dividends (a)	3,563	17,136	660	1,577
Loss on disposal of assets	275	—	10	—
Non-cash change in fair value of warrant liability and warrant derivative liability	(23,463)	(2,118)	(590)	(4,213)
Gain on extinguishment of debt, net (b)	(457)	88	—	88
Acquisition related expenses/(income) (c)	—	1,236	—	(57)
Non-cash effect of purchase accounting and inventory write-off on cost of goods sold (d)	—	894	—	—
Offering relating expenses (e)	220	987	10	338
Non-recurring and other expenses (f)	2,772	2,022	1,467	712
Adjusted EBITDA	$(4,217)	$(843)	$(1,389)	$(314)
(a) Reflects non-cash expenses related to equity compensation awards. The nine months ended June 30, 2021 additionally includes non-cash expenses related to stock purchase warrants issues for third-party services provided. The three and nine months ended September 30, 2020 includes non-cash dividends, stock purchase warrants associated with a contract that was subsequently terminated and stock purchase warrants issued in connection with convertible notes. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) The nine months ended September 30, 2021 includes the gain on extinguishment of debt resulting from the full forgiveness of $0.9m in PPP loans offset by a loss of $0.4m related to the extinguishment of our former term loan and ABL facility.
(c) Reflects costs incurred related to acquisition and integration activities that will not recur and operating expenses that will not recur due to acquisition related synergies.
(d) Reflects non-cash expense recognized in cost of goods sold related to the step-up of inventory required under the accounting rules for business combinations.
(e) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(f) For the three months ended September 30, 2021, includes non-cash third party share-based compensation of $1.3 million and director costs of $0.2 million. The nine months ended September 30, 2021 additionally includes non-recurring severance costs of $0.7 million, non-cash third party share-based compensation of $0.6 million, non-recurring consulting costs of $0.4 million and director costs of $0.1 million, partially offset by a $0.5 million reduction to sales tax liability. For the three months ended September 30, 2020, includes $0.4m non-recurring contract termination costs and other non-recurring expenses. For the nine months ended September 30, 2020, also includes $1.1 million non-recurring contract termination costs and $0.2 million of non-recurring costs related to a warehouse facility that was outsourced to a third party logistics facility in Q4 2020.

Better Choice Company Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	Unaudited	Audited
Assets
Cash and cash equivalents	$26,048	$3,926
Restricted cash	7,213	63
Accounts receivable, net	7,524	4,631
Inventories, net	3,424	4,869
Prepaid expenses and other current assets	3,726	4,074
Total Current Assets	47,935	17,563
Property and equipment, net	168	252
Right-of-use assets, operating leases	68	345
Intangible assets, net	11,968	13,115
Goodwill	18,614	18,614
Other assets	114	1,364
Total Assets	$78,867	$51,253
Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities
Term loans, net	$780	$7,826
PPP loans	—	190
Accrued and other liabilities	1,607	3,400
Accounts payable	4,047	3,137
Operating lease liability	52	173
Warrant liability	—	39,850
Total Current Liabilities	6,486	54,576
Non-current Liabilities
Notes payable, net	—	18,910
Term loans, net	4,779	—
Lines of credit, net	4,846	5,023
PPP loans	—	662
Operating lease liability	19	184
Total Non-current Liabilities	9,644	24,779
Total Liabilities	16,130	79,355
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 29,241,317 and 8,651,400 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	29	9
Series F Preferred Stock, $0.001 par value, 30,000 shares authorized, — shares and 21,754 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	316,554	232,530
Accumulated deficit	(253,846)	(260,641)
Total Stockholders’ Equity (Deficit)	62,737	(28,102)
Total Liabilities and Stockholders’ Equity (Deficit)	$78,867	$51,253

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com